Exhibit 99.1

RH RELEASES CHAIRMAN AND CEO GARY FRIEDMAN’S ANNUAL LETTER TO SHAREHOLDERS

CORTE MADERA, Calif.--(BUSINESS WIRE)--June 2, 2021--RH (NYSE: RH) announced today that Chairman and CEO Gary Friedman’s Annual Letter to Shareholders was made available on the investor relations section of the Company’s website.  To view the letter, please visit ir.rh.com.

About RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers its collections through its retail galleries across North America, the Company’s multiple Source Books, and online at RH.com, RHModern.com, RHBabyandChild.com, RHTeen.com and Waterworks.com.

CONTACTS

PRESS CONTACT

Chelsea Allen, callen@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, (203) 682-8225, allison.malkin@icrinc.com